EX-99.p.iii

I.     CODE OF ETHICS

Vident Investment Advisory, LLC

As an investment adviser, VIA is a fiduciary. The Firm owes its clients the highest duty of loyalty and relies on each employee to avoid conduct that is or may be inconsistent with that duty. It is also important for employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client's trust, may have the appearance of impropriety.

VIA serves as an investment advisor to certain separately managed accounts (“Separate Account Clients”) and registered funds ("Fund Clients,” together with “Separate Account Clients,” “Clients”). This Code of Ethics and Conduct (the "Code") sets forth the Firm’s policies and procedures regarding its duty of loyalty to clients.

GENERAL CONCEPTS

A.	Basic Principles

This Code is based on a few basic principles that should pervade all investment-related activities of all employees, personal as well as professional: (i) the interests of the Firm’s clients come before the Firm’s interests or any employee's interests; and (ii) each employee's professional activities and personal investment activities must be consistent with this Code and avoid any actual or potential conflict between the interests of Clients and those of VIA or the employee.

Any questions with respect to the Firm’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, Access Persons must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated on an anonymous basis.

Definitions

CCO: Chief Compliance Officer per rule 206(4)-7 of the Investment Advisers Act of 1940. VIA has designated Anne Czizek as the Chief Compliance Officer.

The CCO will utilize the services of other staff members (designees) of the Firm as needed to assist the CCO in the on-going management of the Firm’ compliance program. The designees will report directly to the CCO. Specifically, Nate McCray is designated to assist with the performance of the functions required under the Code of Ethics. Ultimate responsibility for ensuring that VIA and its Access Persons comply with the provisions of this Manual and federal and state securities laws rests with the Firm's management.

For purposes of reviewing the Chief Compliance Officer's own transactions and reports under this Code, the functions of the Chief Compliance Officer are performed by the Chief Executive Officer of Vident Financial.

Supervised Person: All directors, officers, and partners of the Firm (or other persons occupying a similar status or performing similar functions); employees of the Firm; and any other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.

Access Person: All of the Firm’s employees are considered access persons due to having access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund. Access persons do not include interns, temporary and or contract employees. VIA will obtain confidentiality agreements in the event these types of workers are employed by VIA. These types of employees will be restricted from access to nonpublic information.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 1

Associated Person: For purposes of the Code of Ethics, all Access Persons and Supervised Persons are referred to as Associated Persons.

B.	“Covered Accounts”

Many of the procedures, standards and restrictions in this Code govern activities in "Covered Accounts." These consist of:

•	Securities accounts of which VIA is a beneficial owner, provided that investment partnerships or other funds of which the Firm or any affiliated company is a general partner or from which the Firm or such a company receives fees based on capital gains are generally not considered Covered Accounts, despite the fact that the Firm or employees may be considered to have an indirect beneficial ownership interest in them; and
•	Each securities account registered in an employee's name and each account or transaction in which an Employee has any direct or indirect "beneficial ownership interest" (other than accounts of investment limited partnerships or other investment funds not specifically identified by the Chief Compliance Officer as "Covered Accounts").

C.	“Beneficial Ownership”

The concept of “beneficial ownership” of securities is broad. It includes not only securities a person owns directly, and not only securities owned by others specifically for his or her benefit, but also (i) securities held by his or her spouse, minor children and relatives who live full time in his or her home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains benefits substantially equivalent to ownership.

Note: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

D.	Reportable Securities

Access persons must submit holdings and transaction reports for "reportable securities" in which the access person has, or acquires, any direct or indirect beneficial ownership. An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person's household.

Rule 204A-1 treats all securities as reportable securities, with the following exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover. The exceptions are as follows:

•	direct obligations of the Government of the United States or, upon approval from the Compliance Department, direct obligations of other sovereign countries in which VIA employee(s) resides;
•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments; and
•	money market funds and open-end mutual funds. Excepted Securities in regard to registered funds do not include ETFs sub-advised by VIA.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 2

E.	Specific Rules are not Exclusive

This Code’s procedures, standards, and restrictions do not and cannot address each potential conflict of interest. Rather, they attempt to prevent some of the more common types of problems. Ethics and faithful discharge of our fiduciary duties require adherence to the spirit of this Code and activities other than personal securities transactions could involve conflicts of interest. If there is any doubt about a transaction for a reportable account or for an Employee's personal account, the Chief Compliance Officer should be consulted.

ILLEGAL ACTIVITIES

As a matter of policy and the terms of each employee’s employment, the following types of activities are strictly prohibited:

•	Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any client or prospective client or any party to any securities transaction in which the Firm or any of its clients are a participant;
•	Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements the Firm have made to such person, in light of the circumstances under which they are made, not misleading;
•	Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a client or prospective client; and
•	Causing VIA, acting as principal for its own account or for any account in which the Firm or any person associated with the Firm, to make an investment in violation of any applicable law, rule or regulation of a governmental agency.

INSIDER TRADING

Employees are prohibited from engaging in what is commonly known as "insider trading": (i) trading, in a Covered Account or on behalf of any other person (including Client accounts), on the basis of material nonpublic information; or (ii) communicating material nonpublic information to others in violation of the law. Although the insider trading prohibitions extend to the activities of each employee, it is not anticipated that employees will routinely receive “inside information.” However, to educate employees, more information describing “insider trading” and the penalties for such trading is set forth below.

A.	Insider Trading Prohibitions

The laws concerning insider trading generally prohibit:

•	the purchase or sale of securities by an insider, on the basis of material non-public information;
•	the purchase or sale of securities by a non-insider, on the basis of material non-public information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or
•	the communication of material non-public information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

Certain information obtained by the Firm that does not constitute “inside” information still constitutes confidential information that must be protected by Employees. See below.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 3

B.	Definition of Insider

The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

C.	Material Information

“Material” information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. Material information does not have to relate to a company’s business, it can be significant market information.

D.	Nonpublic Information

Information is nonpublic unless it has been effectively communicated to the market place (i.e. generally disseminated to the public). For example, information found in a report filed with the SEC or appearing in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

E.	Penalties for Insider Trading

A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties may include:

•	civil injunctions;
•	disgorgement of profits;
•	jail sentences;
•	fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and
•	fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

In addition, any violation of the procedures set forth in this Code can be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

F.	Procedures Regarding the Receipt of Material Nonpublic Information.

If any employee receives any information that may constitute material nonpublic information, the employee (i) must not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a Covered Account or a client account, (ii) must not communicate such information to any other person (other than the Chief Compliance Officer) and (iii) should discuss promptly such information with the Chief Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Firm, including family members and friends.

Following a prompt evaluation by the CCO, any security compromised by material non-public information will be added to a restricted list, which will be maintained and disseminated by the CCO and/or designee.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 4

DUTIES OF CONFIDENTIALITY

The Firm and its employees may receive confidential information from their Clients, issuers of securities, or other third parties. Such confidential information may include, among other things, (i) proprietary information that is not “material” or (ii) information that could be embarrassing for the Client, issuer or third party if disclosed. Even information that appears commonplace, such as the name of a client, issuer or third party may, either alone or when coupled with other available information, constitute proprietary, sensitive or confidential information. Therefore, all information that an employee obtains through the Firm should be considered confidential unless that information is specifically available to the public.

Procedures Regarding Use and Treatment of Confidential Information.

1.	No Personal Use. All confidential information, whatever the source, may be used only in the discharge of the employee’s duties with the Firm. Confidential information may not be used for any personal purpose, including the purchase or sale of securities.
2.	Treatment of Confidential Information. The Firm encourages each employee to be aware of, and sensitive to, the treatment of confidential information. Each employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with VIA and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee.

FRONTRUNNING AND SCALPING

No employee may engage in what is commonly known as "front running" or "scalping": buying or selling securities in a Covered Account, prior to clients, in order to benefit from any price movement that may be caused by client transactions or the Firm’s recommendations regarding the security. No employee may buy or sell a security when he or she knows the Firm is actively considering the security for purchase or sale (as applicable) in client accounts. Employee transactions in options, derivatives or convertible instruments that are related to a transaction in an underlying security for a client (“inter-market front-running”) are subject to the same restrictions.

PERSONAL ACCOUNT TRADING

Personal trading for any Covered Account should never be conducted in such a way as to create any questions of “front running,” otherwise taking personal advantage of the trading activity that is conducted for the Firm, or in any way seeking personal profits at the expense of the trading conducted for the Firm. A trader’s first priority in all trading decisions must be to benefit the Firm’s clients.

A.	Pre-Approval of Securities Transactions

Other than for transactions in Excepted Securities, all VIA employees must obtain pre-approval in writing by the Chief Compliance Officer before engaging in any personal trading. All trading requests are to be submitted through the Star Compliance module. If such trade requests cannot be processed by Star Compliance then a paper request must be submitted to the CCO using the forms provided herein. Employee trade requests are subjected to a 15-day query of Fund Client purchases and sales. Employee trading requests are then evaluated and subsequently approved, denied, or flagged as case-sensitive. The CCO will be notified of all trade request evaluation outcomes. Unless otherwise specified, approvals will be effective for 24 hours from the time that the approval was received.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 5

Private Placements

As with all other transactions, purchases (or recommendations) of securities for Covered Accounts in private placements must be cleared in advance. In determining whether to approve any such transaction for an employee, the Chief Compliance Officer or the Chief Executive Officer will consider, among other factors, whether the investment opportunity should be reserved for client accounts and whether the investment opportunity is being offered to the VIA employee by virtue of his or her position with VIA.

Private Investment Funds and Distributions

Pre-approval of an investment in a private investment fund is required. Moreover, when an employee is notified by the fund of a distribution of securities, the employee must notify the Chief Compliance Officer in order to record the manner of acquisition of the securities. Any subsequent sales of such shares are subject to the trade restrictions outlined in this Code.

B.	Trading Restrictions

Except for accounts over which the Firm’s employee has no discretionary power, influence or control, the trading activity set out below is prohibited in any personal account without specific prior authorization from the Chief Compliance Officer permitting these transactions notwithstanding the restriction. However, the Firm is aware that there will be specific instances in which a specific trade or an activity that is generally prohibited can be conducted without detriment to the interests of the Firm. In such circumstances, the individual should contact the Chief Compliance Officer.

Initial Public Offerings

The Firm’s employees must obtain prior written approval before acquiring a direct or indirect beneficial ownership (through purchase or otherwise) of a security in an initial public offering. This restriction ensures that the Firm’s employee does not cause a violation of applicable broker-dealer rules relating to new issues.

Significant Holdings

An employee may not purchase more than 1.0% of the outstanding shares of any publicly traded company.

VIA Strategies

This Section applies to only those Firm employees who are also Investment Professionals, defined as an employee in the day-to-day management of the Firm’s portfolios, in any way and has knowledge of, or access to, trade information. This Section also applies to any person residing in the same household as the Investment Professional.

An Investment Professional may not engage in personal trading that is similar to the Fund Client trading strategies of VIA

Blackout Period

No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

i)	is being anticipated or planned for purchase or sale by a Fund within the next 15 days;
ii)	is in the process of being purchased or sold by a Fund (except that an Access Person may participate in a blocked transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization); or
iii)	is or has been purchased or sold by a Fund within the most recent 15-day period.

Any profits realized by a Covered Person in contravention of this subsection must be disgorged.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 6

Other Trading Restrictions

It is prohibited to engage in any trading (in a personal account or for VIA) that violates the law9. In addition, an employee may not receive from another party “hot tips,” favored commission rates, or other personal brokerage or other trading benefits in exchange for the employee’s giving the other party Firm business, such as allocation of brokerage, or any other benefit. Receiving gifts or entertainment consistent with the Firm’s Gift and Entertainment Policy is permissible, as is attendance at sponsored seminars or conferences within the guidelines contained in that Policy, but in all instances, it is important to avoid even the appearance of providing business in exchange for personal benefits. Employees are restricted as to the purchase and sale of their personal security holdings to the extent that a Fund advised by the Firm holds or is expected to trade the same security. The Code also contains restrictions on and procedures designed to help prevent inappropriate trading while either VIA is in possession of material nonpublic information.

C.	Reporting Accounts, Holdings and Transactions[10]

All VIA employees are required to disclose to the Chief Compliance Officer all personal securities, futures and commodities accounts. All employees of VIA are considered Access Persons. In addition, except for the excepted securities set out in the “Excepted Securities” section above, each employee must disclose all other investment positions that are not held in such accounts (e.g., private placements).

Initial and Annual Reports

Every Employee/Access Person shall, no later than ten (10) days after the person becomes an Employee/Access Person and annually thereafter, file an initial and annual holdings report containing the following information:

•	The title, exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person becomes an Access Person;
•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
•	The date that the report is submitted by the Access Person.

By May 31 of each year, each Access Person must file an Annual Holdings Report.

In addition, within ten (10) days of opening a new account, the new account must be disclosed to the Chief Compliance Officer, together with the name of the financial institution, the account title, the account number, whether the account is restricted by the terms of the account relationship to holding only cash and excepted securities set out in below and the investment power, influence or control status of the account.

The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (in the case of an initial report) or the date the report is submitted (in the case of an annual report).

Thereafter, all employees are required to onboard all covered personal accounts onto the Star Compliance system for trade pre-clearance and collection of brokerage statements. Direct feeds will be set up from the personal securities account custodian to retrieve confirms and statements.

9 For example, an employee may not trade on the basis of material non-public information.

10 The Firm consents to employees having existing accounts, and opening new accounts, provided that they comply with the disclosure and reporting requirements of this Code.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 7

Quarterly Reports

Every Access Person shall, no later than thirty (30) days after the end of calendar quarter, file transaction reports containing the following information:

•	For each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership, the Access Person must provide the date of the transaction, the title, exchange ticker symbol or CUSIP number, type of security, the interest rate and maturity date (if applicable), number of shares and principal amount of each involved in the transaction;
•	The nature of the transaction (e.g. purchase, sale)
•	The price of the security at which the transaction was effected
•	The name of any broker, dealer or bank with or through the transaction was effected; and
•	The date that the report is submitted by the Access Person.

Access Persons will be required to onboard their personal securities account(s) onto the Star Compliance system for pre-clearance, trading and statement generation. If the system is not available for a specific custodian, the Access Person will be required to submit duplicate brokerage confirmations and account statements in lieu of submitting quarterly transaction reports, provided that all of the required information is contained in those confirmations and statements. Requests to have a custodian send duplicate account statements and trade confirmations may be made by completing the form letter attached as Exhibit F (Sample Duplicate Account Statement and Trade Confirmation Request Letter) and sending it to the firm where the account is maintained.

D.	Certification of Compliance

Initial Certification

VIA is required to provide all employees with a copy of the Code. All employees are to certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with its terms. The initial certification must be completed by all employees within 10 days of hire.

Acknowledgement of Amendments

VIA must provide all employees with any amendments to the Code and Access Persons must submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

Annual Certification

By January 30 of each year, each employee must certify that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code that apply to him or her. [Attestations may be delivered directly to the Chief Compliance Officer or the Compliance Designee using the forms herein. See Appendices to this Code of Ethics.

Exceptions

Where the Chief Compliance Officer determines that strict compliance with certain of the specific rules prescribed above would be detrimental to Clients’ interests or the limitations on an employee’s legitimate interests that would result would not be justified by resulting protection of Clients' interests, she may approve particular transactions or types of transactions that do not comply with all particulars of such rules. She will specify the limits and basis for each such exception.

E.	Retention or Reports and Other Records.

The Chief Compliance Officer will maintain at VIA’s principal office for at least five years a confidential (subject to inspection by regulatory authorities) record of each reported violation of this Code and of any action taken as a result of such violation. The Chief Compliance Officer will also cause to be maintained in appropriate places all other records relating to this Code that are required to be maintained by Rule 204-2 under the Investment Advisers Act of 1940.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 8

F.	Reports of Violations.

Any employee who learns of any violation, apparent violation, or potential violation of this Code is required to advise the Chief Compliance Officer as soon as practicable. The Chief Compliance Officer will then take such action as may be appropriate under the circumstances.

G.	Sanctions.

Upon discovering that any employee has failed to comply with the requirements of this Code, the Firm may impose on that employee whatever sanctions management considers appropriate under the circumstances, including censure, suspension, limitations on permitted activities, or termination of employment.

OUTSIDE BUSINESS ACTIVITIES

All outside business activity, both securities and non-securities related must be pre-approved in writing prior to the engagement in such activity/employment. All outside business activities must be reported through the Star Compliance system for approval. The CCO will determine if the outside business activity presents a potential conflict of interest and will decide whether additional disclosure should be made to clients via an amendment to the Company's Form ADV and/or the individual representative's Form ADV Part 2B Brochure Supplement.

SERVICE AS A DIRECTOR

No employee may serve as a director of a publicly held company without prior approval by the Chief Compliance Officer based upon a determination that service as a director would not be averse to the interests of any client. In the limited instances in which such service is authorized, employees serving as directors will be isolated from other employees who are involved in making decisions as to the securities of that company through procedures determined by the Chief Compliance Officer to be appropriate in the circumstances.

Executive officers who are investment professionals within VIA to a Trust Series Fund Client shall not serve as a director or member of an advisory board of a company that is held as an investment in such series of the Trust. Further, no investment professional within VIA shall invest the assets of any Trust Series Fund Client in a company where an executive officer of VIA is also an investment professional currently serving as a director or member of an advisory board of any such company.

GIFTS AND ENTERTAINMENT

In order to address conflicts of interest that may arise when VIA, or an employee of VIA accepts or gives a gift, entertainment, or other items of value, the Firm places certain restrictions on gifts and entertainment that are given or received in relation to the business of the Firm. As a general matter, a gift or invitation to an event may not influence or present the appearance of influence upon a business decision, transaction or service. Employees may not make referrals to service providers if the employee expects to personally benefit in any way from the referral.

A.	Gifts to the Firm’s Employees

No employee may receive gifts from a Client, Investor or vendor of more than a nominal value. The Firm’s employee receiving a gift of more than nominal value must inform the Chief Compliance Officer of the gift by entering all required information into Star Compliance for pre-approval. The Chief Compliance Officer will review gifts of more than nominal value for suitability. While the Chief Compliance Officer may grant exceptions under certain circumstances, gifts of more than $100 per recipient annually are generally not suitable.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 9

All Employees/Access Persons must report the receipt of any gifts in excess of the de minimis amount indicated above and must have the pre-approval of the Compliance Department before accepting any such gifts.

Employees/Access Persons must report to (and get pre-approval from) the Chief Compliance Officer through the Star Compliance portal before accepting any gift over the $100 de minimis amount.

Employees/Access Persons are not required to report or obtain pre-approval for personal gifts provided that these gifts are not related to the business of the Firm, based on the nature of any preexisting personal relationship between the person giving the gift and the recipient, and whether the giver paid for the gift personally.

B.	Entertainment

Vendors may offer tickets to sporting events, concerts, meals or other forms of entertainment to employees of the Firm. Employees attending any events should at all times conduct themselves in a manner that will reflect positively on the Firm.

All Employees/Access Persons must report any entertainment given or received through the Star Compliance portal and must have the pre-approval of the Compliance Department before accepting any such entertainment.

•	Vendor or Client in Attendance. Acceptance of an occasional invitation from a client or vendor for a meal or event is within the guidelines of this Policy. Moderate entertaining (such as a dinner provided by a vendor) may be appropriate. Entertainment (meaning generally that the person paying for the expense is present) may be accepted on an occasional basis if it would not appear lavish or extravagant or reasonably be regarded by others as improper.
•	Vendor or Client is Not in Attendance. If the vendor or client is not in attendance, the event or meal will be considered a gift. An employee may only receive gifts of nominal value, unless the Chief Compliance Officer grants an exception. Gifts such as holiday baskets or lunches delivered to the Firm’s offices, which are received on behalf of the Firm, do not require reporting nor do they count towards the annual limit from that giver.

If you are unsure whether a gift or entertainment is permitted by this Policy, please contact the CCO, who shall make the required determination.

C.	Gifts Sent by VIA

VIA may send gifts to its Clients of a nominal value to commemorate a special event. Gifts may not be made by an employee to any of the Firm’s Clients or vendors without written permission of the Chief Compliance Officer. The Chief Compliance Officer will determine the suitability of all gifts in advance of the gift(s) being made.

The Chief Compliance Officer will review gifts of more than nominal value for suitability. While the Chief Compliance Officer may grant exceptions under certain circumstances, giving gifts of more than $100 per recipient annually are generally not suitable.

Employees/Access Persons must report to (and get pre-approval from) the Chief Compliance Officer through the Star Compliance portal before giving any gift over the $100 de minimis amount.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 10

D.	Cash Gifts

No employee may give or accept cash gifts or cash equivalents to or from a Client or vendor or any other entity that does business with or on behalf of the Firm.

E.	Political Contributions Made by Firm Employees

PAY TO PLAY POLICY AND PROCEDURES

Effective September 13, 2010, the Securities and Exchange Commission (SEC) adopted Rule 206(4)-5 to regulate and restrict donations by Investment Advisers to both incumbents or candidates for government office and political parties or political action committees (PACs). Specifically, the Rule prohibits an Investment Adviser from:

1.	Providing advisory services for compensation to a government entity client for two (2) years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates

2.	Providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to “pay-to-play” restrictions

3.	Soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business

4.	Doing anything indirectly that, if done directly, would result in a violation of the other provisions of the Rule.

The Rule does not ban or limit the amount of political contributions that can be made by an adviser or its covered associates, but rather imposes a “time out” on the ability of an adviser to receive compensation for conducting advisory business with a government entity for two (2) years after certain contributions are made to an official of a government entity.

Definitions

a)	“Official” means any person (including any election committee of the person) who was, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (1) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (2) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

b)	“Government entity” includes any state or political subdivision of a state, its agencies and instrumentalities, any pool of assets sponsored or established by any of the foregoing, and any participant-directed investment program or plan sponsored or established by any of the foregoing.

c)	“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for (1) the purpose of influencing any election for federal, state or local office, (2) payment of debt incurred in connection with any such election, or (3) transition or inaugural expenses of the successful candidate for state or local office.

d)	“Solicitation” includes any communication made under circumstances reasonably calculated to obtain or retain an advisory client unless the circumstances otherwise indicate that the communication does not have the purpose of obtaining or retaining and advisory client.

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e)	“Covered Associates” of an adviser include (1) any general partner, managing member, or executive officer, or other individual with similar status or function, (2) any employee who solicits a government entity for the adviser and any person who supervises, directly or indirectly, such employee, and (3) any PAC controlled by the adviser or by any such persons described in (1) and (2). A contribution by a limited partner, a non-managing member of a limited liability company adviser or a shareholder of a corporate adviser is not covered unless such person is also an executive officer or solicitor (or supervisor thereof), or the contribution is an indirect contribution by the adviser, executive officer, solicitor or supervisor.

De Minimis Exception

The Rule permits an Employee to make contributions up to $350 per election per candidate if the contributor is entitled to vote for the candidate and up to $150 per election per candidate if the contributor is not entitled to vote for the candidate. Such contributions are nevertheless restricted by the policy set forth below.

Policy

VIA has adopted the following as its policy to comply with Pay-to-Play regulations.

All Employees must submit a Political Activity Declaration found in the Star Compliance portal prior to making a political contribution in excess of the de minimis exception above. The Chief Compliance Officer is responsible for reviewing political contributions for any potential violations to applicable regulations.

All Access Persons of the Firm who wishes to make a political contribution of any kind must submit a completed Political Activity Declaration through the Star Compliance portal.

A declaration must include:

1)	Employee’s name, title, and residential address
2)	Name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment
3)	Amount and date of each contribution or payment
4)	Whether the contribution is the subject to any exception to the Rule

Under no circumstances may an Employee contribute more than the approved amount. Employees who make a political contribution without the necessary pre-approval may be subject to discipline.

The Chief Compliance Officer will maintain records of all government entities to which the Firm provide or has provided advisory services, any present or former Investors in any Fund to which the Firm provides or has provided advisory services in the prior five-year period. In addition, the Chief Compliance Officer will maintain records of the name and business address of each regulated person to whom the Firm provide or agree to provide, directly or indirectly, payment to solicit a government entity for advisory services on its behalf.

Disclosure of Political Contributions by New Hires

Any potential new hire is required to disclose all political contributions for the two-year period prior to the date of employment. Political contributions made by such person during the two-year period prior to the date of employment will be attributed to the Firm unless otherwise determined by the CCO or Senior Management.

New Employees must submit a Political Contribution Declaration through Star Compliance upon being hired by the Firm, disclosing any political contributions made during the two (2) years prior to employment by the Firm.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 12

To prevent potential Pay-to-Play violations or triggering of the two-year “time out”, the Firm will not:

1)	Coordinate or solicit any person or PAC to make:

a.	Any contribution to an official of a government entity to which the Firm are providing or seeking to provide advisory services

b.	Any payment to any state or local political party where the Firm are providing or seeking to provide advisory services to a government entity

2)	Consent to the use of its name on fundraising literature for an official of a government entity

3)	Sponsor a meeting or conference that features a government official as an attendee or guest speaker and that involves fundraising for the government official

4)	Incur expenses (including without limitation the cost of the facility and refreshments, administrative expenses and the payment or reimbursement of any of the government official’s expenses) for hosting the event described in number (3) above.

Any questions or uncertainties about the Firm’s Pay-to-Play policy should be directed to the Chief Compliance Officer promptly.

CONFLICTS OF INTEREST POLICY

All employees of VIA have an obligation to comply with this Policy, so as to avoid all potential conflicts of interest that may arise in their day to day responsibilities and to ensure that they act in the best interests of its clients at all times.

Applicable Regulations

Fundamental to the Investment Advisers Act of 1940 is the notion that an adviser is a fiduciary. As a fiduciary, an adviser must avoid conflicts of interest with clients and is prohibited from overreaching or taking unfair advantage of a client’s trust. A fiduciary owes its clients more than mere honesty and good faith alone. A fiduciary must be sensitive to the conscious and unconscious possibility of providing less than disinterested advice, and it may be faulted even when it does not intend to injure a client and even if the client does not suffer a monetary loss.

These concepts are embodied in the anti-fraud provisions of the Advisers Act. As the Supreme Court stated in SEC v. Capital Gains Research Bureau, Inc., its seminal decision on the fiduciary duties of an adviser under the Act:

The Investment Advisers Act of 1940 reflects a congressional recognition of the delicate fiduciary nature of an investment advisory relationship as well as a congressional intent to eliminate, or at least to expose, all conflicts of interest which might incline an investment adviser—consciously or unconsciously—to render advice which was not disinterested.

The duty is not specifically set forth in the Act, established by SEC rules, or a result of a contract between the adviser and the client (and thus it cannot be negotiated away). Rather, fiduciary duties are imposed on an adviser by operation of law because of the nature of the relationship between the two parties. It is made enforceable by section 206 of the Act, which contains the Act’s anti-fraud provisions, and incorporated indirectly into the Act in various provisions and disclosure requirements.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 13

Policy

Pursuant to Section 206 of the Advisers Act, the Firm and its affiliated persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this Section involves more than acting with honesty and good faith alone. It means that the Firm has an affirmative duty of utmost good faith to act solely in the best interest of its clients. The Firm is also responsible for providing fair and full disclosure of all material facts to its clients.

Fiduciary duties include the following:

•	Having a reasonable, independent basis for investment advice.
•	Providing only investment advice that is suitable to each individual client’s needs, goals and objectives and personal circumstances.
•	Exercising reasonable care to avoid misleading clients.
•	Being loyal to the client and acting in good faith.
•	Obtaining best execution when implementing the client’s transactions where the investment adviser representative and/or portfolio manager has the ability to direct brokerage transactions for the client.
•	Making full and fair disclosure to the client of all material facts and when a conflict of interest or potential conflict of interest exists.

All employees and affiliates of VIA have an obligation to comply with this Policy, so as to avoid all potential conflicts of interest that may arise in their day to day responsibilities and to ensure that they act in the best interests of its clients at all times.

Responsibility

The CCO is responsible for supervising the individuals that are representing the Firms and ensuring that clients are given full and fair disclosure of the services the Firms provide and that all conflicts of interests are fully disclosed to the client.

Affiliated Persons/Conflicts of Interests

Conflicts of interests (COI) arise when affiliated persons or entities of VIA or any Fund Client to which VIA is delegated as sub-adviser may find itself in one of the following situations when providing collective portfolio management, trading and ancillary services and this situation could damage the interests of one or more Clients:

•	may have a financial gain, or avoid a financial loss, at the expense of a Client, and/or
•	may have an interest in the outcome of a service provided to a Client or in a transaction carried out on behalf of a Client, which differs from the Client’s interest in that outcome, and/or
•	has a financial or other incentive to favor the interest of a Client or group of Clients to the detriment of another Client, and/or
•	is involved in the same business / carries out the same activities as a Client, and/or
•	receives or will receive from a person, other than the Client, an incentive in relation to a service provided to the Client, in the form of monetary funds, goods or services, other than the standard fee for that service and/or
•	Concern that terms will be unfavorable compared to what could be achieved in unaffiliated transaction.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 14

Other types of individual COIs may include, but are not limited, to:

•	An actual conflict of interest occurs when there is a conflict between the private interests and the official responsibilities of a person in a position of trust, and challenges arise to fulfilling one’s duties impartially.
•	An apparent conflict of interest is a situation in which a reasonable person, with knowledge of the relevant facts, would question the impartiality of the individual in the matter being considered. The appearance of a conflict can cause the same reputational risk as an actual conflict.
•	A potential conflict of interest is a scenario that has not yet occurred, but that could occur in certain circumstances in the future.
•	A political conflict of interest occurs when an individual utilizes business relationships for personal gain.

Procedures

The Firm and each employee must observe the following general principles:

•	Disinterested Advice. The Firm must provide advice that is in the client’s best interest and Portfolio Managers must not place their interests ahead of the client's interests under any circumstances.
•	Written Disclosures. Both the Disclosure Brochure (Form ADV, Part 2) and the Firm’s Investment Management Services Agreement must include language detailing all material facts regarding the Firm, the advisory services rendered, compensation and conflicts of interest.
•	Conflicts of Interest. Affiliated Persons/Portfolio Managers must disclose any potential or actual conflicts of interest when dealing with clients.
•	Confidentiality. Client records and financial information must be treated with strict confidentiality. Under no circumstances should any such information be disclosed to any third party that has not been granted a legal right from the client to receive such information.

•	Fraud. Engaging in any fraudulent or deceitful conduct with clients or potential clients is strictly prohibited. Examples of fraudulent conduct include but are not limited to: misrepresentation; nondisclosure of fees; and, misappropriation of client funds.

As a registered investment adviser, the Firm and all affiliated persons will make full and fair disclosure to clients when a conflict of interest exists. Disclosures will be provided in the Firms’ Form ADV. The Form ADV has been prepared to meet regulatory requirements and to fully inform clients of any situation that may represent a potential conflict of interest. Affiliated Persons of VIA are required to provide all clients with Form ADV Part 2 prior to advisory services being provided or at the time of contracting for services with the Firm.

Procedures for Identifying and Reporting the Identity of Affiliated Persons

As sub-adviser to ETF Clients, the CCO and/or Senior Management shall report any material transaction or relationship that reasonably could be expected to give rise to such conflict between the interests of the Firm and those of a Fund to the Board of Trustees of the Trust, the Investment Advisor CCO to the Fund and to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner.

Executive Officers and Portfolio Managers within VIA shall not serve as a director or member of an advisory board of any company that is held as an investment in any Fund Client. Further, VIA and its affiliated persons are prohibited from investing in any company on behalf of a Fund client where an executive officer or portfolio manager is also currently serves as a director or member of an advisory board of such company.

If an Employee/Access Person of VIA or any member of his/her immediate family11, currently has, shall have, or has had in the prior two years:

11 Members of an immediate family include the parent, spouse of a parent, spouse, child, spouse of a child, brother or sister including step and adoptive relationships.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 15

•	a business or financial interest in any matter to be considered by VIA management or
•	a personal or professional interest or engagement that might

(1)	conflict with or impede the business of VIA,
(2)	be impacted by the actions of VIA,
(3)	reflect negatively on VIA, or
(4)	negatively impact the ability of the Employee/Access Person of VIA to perform his/her duties for the Firm, or
(5)	could otherwise potentially create a conflict of interest, or the perception of a conflict of interest, in any matter to be considered by the management of VIA, the Employee/Access Person shall, as soon as he or she has knowledge of the matter and his or her related interest, take the following actions.

1.	Disclosure. Disclose fully to the CCO the precise nature of the matter giving rise to the potential conflict; and
2.	Non-Participation. Recuse himself or herself from participating in management’s consideration of, and decision on, the matter in question until such time as a majority of the management team who are not conflicted with respect to the matter in question determine that the potential conflict would not negatively impact the ability of the Employee/Access Person to perform his/her duties for the Firm.

For the purposes of this policy, a financial interest includes any direct or indirect benefit with monetary value including but not limited to, salary, payments for services, royalties, intellectual property rights or equity interests.

Procedures for Review and Escalation of Potential Conflicts

As a registered investment adviser with multiple Fund clients, VIA faces potential conflicts of interest in connection with management of multiple portfolios simultaneously. It is VIA’s policy that no Fund client for which VIA has investment decision responsibility shall receive preferential treatment over any other Fund client. Additionally, it is VIA’s policy that the best interests of its clients will be placed above the interests of the firm or its employees. The following procedures summarize some of the conflicts of interests faced by VIA and the steps VIA takes to mitigate these conflicts. It is not meant to be an exhaustive list of all potential conflicts of interest. All employees of VIA have a responsibility to report any potential conflicts of interest to the CCO and Senior Management.

VIA takes all reasonable steps to prevent COIs from damaging Fund Client’s interests and to ensure Fund Client confidence. However, situations resulting in a COI may arise where the Fund Client’s best interests may be affected.

If a Portfolio Manager encounters such a situation in practice, he/she will immediately inform his/her Supervisor, Senior Management and Compliance. The Supervisor, Senior Management and Compliance will decide on the necessary actions. The Portfolio Manager (if practically possible) will not carry out the collective portfolio management, investment services or ancillary services concerned until a decision is reached by the Supervisor, Senior Management and/or Compliance. If the COI is sufficiently mitigated by these actions, the Supervisor and/or Compliance will inform the Portfolio Manager of this in writing.

If, despite these measures taken, the COI is insufficiently mitigated and thus remains unresolved:

•	Compliance will document the conflict by describing the COI;
•	Compliance will inform all relevant persons associated with the COI in writing;
•	The unresolved COI will be disclosed to the Trust Board and/or Advisor CCO of the Fund Client;
•	Compliance will ensure that any required regulatory disclosure be made to the Firm’s ADV;

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 16

•	All COIs that have occurred will be listed in a Conflicts of Interest log, which will be kept by Compliance.

For each situation, the exact circumstances, the persons and Clients involved and the mitigating measures that were taken will be described in detail in a Conflicts of Interest file. Compliance will keep a copy of all communications exchanged and of all letters sent. All records and documents are kept for a period of five years.

The information in the COI file will be taken into account by Compliance when reviewing and updating the Conflicts of Interest Policy and Procedures.

Annual Review

No less frequently than annually, as part of its compliance program under Rule 206(4)-7, VIA will assess the adequacy of this policy, along with the underlying policies referenced herein. Additionally, the firm will review changes in its business and regulatory requirements to assess any new, potential conflicts of interest for the firm.

WHISTLEBLOWER POLICY

1.	Purpose. This policy establishes procedures for the receipt, review, and retention of complaints relating to the Firm’s violations of federal securities laws. The Firm is committed to complying with all applicable federal securities laws, accounting standards, accounting controls, and audit practices. While the Firm does not encourage frivolous complaints, the Firm does expect its officers, employees, and agents to report any violations of the federal securities laws, irregularities and other suspected wrongdoing. It is the Firm’s policy that its employees may submit complaints of such information on a confidential and anonymous basis without fear of dismissal or retaliation of any kind. This policy applies to reports concerning Accounting Violations or Securities Fraud (as defined in Part 3 below).

The Chief Compliance Officer is responsible for overseeing the receipt, investigation, resolution, and retention of all complaints submitted pursuant to this policy. This policy was adopted in order to:

a.	Cause violations to be disclosed before they can disrupt the business or operations of the Firm, or lead to serious loss;
b.	Promote a climate of accountability and full disclosure with respect to the Firm’s accounting, internal controls, compliance matters, and Code of Ethics; and
c.	Ensure that no individual feels at a disadvantage for raising legitimate concerns.

This policy provides a means whereby individuals can safely raise, at a high level, serious concerns and disclose information that an individual believes in good faith relates to violations of the Compliance Manual, Code of Ethics, or law.

2.	Reporting Persons Protected. This policy and the related procedures offer protection from retaliation against officers, employees, and agents who make any complaint with respect to perceived violations (referred to herein as a “Reporting Person”), provided the complaint is made in good faith. “Good faith” means that the Reporting Person has a reasonably held belief that the complaint made is true and has not been made either for personal gain or for any ulterior motive.

The Firm will not discharge, demote, suspend, threaten, harass, or in any manner discriminate or otherwise retaliate against any Reporting Person in the terms or conditions of his or her employment with the Firm based upon such Reporting Person’s submitting in good faith any complaint regarding an Accounting Violation. Any acts of retaliation against a Reporting Person will be treated by the Firm as a serious violation of the Firm’s policy and could result in dismissal.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 17

3.	Scope of Complaints. The Firm encourages employees and officers (“Inside Reporting Persons”) as well as non-employees such as agents, consultants and investors (“Outside Reporting Persons”) to report irregularities and other suspected wrongdoings, including, without limitation, the following:

a.	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Firm;
b.	Fraud or deliberate error in preparation and dissemination of any financial, marketing, informational, or other information or communication with regulators and/or the public;
c.	Deficiencies in or noncompliance with the Firm’s internal controls and procedures;
d.	Misrepresentation or false statement to or by a senior officer of the Firm regarding any matters in violation of state and/or federal securities laws; or
e.	Deviation from full and fair reporting of the Firm’s financial condition.

4.	Confidentiality of Complaint. The Chief Compliance Officer will keep the identity of any Inside Reporting Person confidential and privileged under all circumstances to the fullest extent allowed by law, unless the Inside Reporting Person has authorized the Firm to disclose his or her identity.

The Chief Compliance Officer will exercise reasonable care to keep the identity of any Outside Reporting Person confidential until it launches a formal investigation. Thereafter, the identity of the Outside Reporting Person may be kept confidential, unless confidentiality is incompatible with a fair investigation, there is an overriding reason for identifying or otherwise disclosing the identity of such person, or disclosure is required by law, such as where a governmental entity initiates an investigation of allegations contained in the complaint. Furthermore, the identity of an Outside Reporting Person may be disclosed if it is reasonably determined that a complaint was made maliciously or recklessly.

5.	Submitting Complaints

a.	Inside Reporting Persons should submit complaints in accordance with the following procedures:
(1)	Complaints must be submitted in writing and mailed in a sealed envelope addressed as follows: Chief Compliance Officer, Confidential – To be opened only by the Chief Compliance Officer. The Chief Compliance Officer recommends that Inside Reporting Persons use the sample Complaint Form attached to this policy when reporting violations. For complaints regarding the Chief Compliance Officer, all such complaints must be submitted in writing and addressed to the Chief Executive Officer of Vident Financial and follow the same procedure.
(2)	If they so desire, Inside Reporting Persons may request to discuss their complaint with the Chief Compliance Officer by indicating such desire and including their name and telephone number in the complaint.
(3)	Inside Reporting Persons may report violations on an anonymous basis. The Chief Compliance Officer urges any employee that is considering making an anonymous complaint to strongly consider that anonymous complaints are, by their nature, susceptible to abuse, less reliable, and more difficult to resolve. In addition, employees considering making an anonymous complaint should be aware that there are significant rights and protections available to them if they identify themselves when making a complaint, and that these rights and protections may be lost if they make the complaint on an anonymous basis. Therefore, the Firm encourage employees to identify themselves when making reports of Accounting Violations. In responding to anonymous complaints, the Chief Compliance Officer will pay due regard to:

(i)	The fairness to any individual named in the anonymous complaint;
(ii)	The seriousness of the issue raised;
(iii)	The credibility of the information or allegations in the complaint, with allegations that are conclusory or that do not have a specific factual basis being likely to receive less credence; and

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 18

(iv)	The ability to ascertain the validity of the complaint and appropriately resolve the complaint without the assistance and cooperation of the person making the complaint.

b.	Outside Reporting Persons should submit complaints concerning violations in accordance with the following procedures:
(1)	Complaints may be submitted by e-mail to the Chief Compliance Officer or by a written letter in a sealed envelope addressed as follows: Chief Compliance Officer, Confidential – To be opened only by the Chief Compliance Officer. The Chief Compliance Officer recommends that Outside Reporting Persons use the sample Complaint Form attached to this policy when reporting Accounting Violations.
(2)	Outside Reporting Persons are required to disclose their identity in any complaints submitted under this policy. Complaints submitted by non-employees on an anonymous basis may not be reviewed.

6.	Investigation of Complaints

a.	Upon receipt of a complaint, the Chief Compliance Officer (or his designated representative) will confirm the complaint pertains to a violation. Investigations will be conducted as quickly as possible, taking into account the nature and complexity of the complaint and the issues raised therein. Any complaints submitted pursuant to this policy that do not relate to a violation will be returned to the Reporting Person, unless the Reporting Person’s identity is unknown.
b.	The Chief Compliance Officer may enlist employees of the Firm and outside legal, accounting and other advisors, as appropriate, to conduct an investigation of a complaint.
c.	The results of each investigation will be reported timely to the Chief Compliance Officer, who will then apprise the Chief Executive Officer, and prompt and appropriate remedial action will be taken as warranted in the judgment of the Chief Executive Officer or as otherwise directed by the Chief Compliance Officer. Any actions taken in response to a complaint will be reported to the Reporting Person to the extent allowed by law, unless the complaint was submitted on an anonymous basis.
d.	An Inside Reporting Person who is not satisfied with the outcome of the initial investigation or the remedial action taken with respect thereto, if any, may submit directly to the Chief Compliance Officer for its review a written complaint with an explanation of why the investigation or remedial action was inadequate. An Inside Reporting Person may submit a revised complaint on an anonymous basis in his sole discretion. The Inside Reporting Person should forward the revised complaint to the attention of the Chief Compliance Officer in the same manner as set out above for the original complaint.
e.	The Chief Compliance Officer will review the Reporting Person's revised complaint, together with documentation of the initial investigation, and determine in its sole discretion if the revised complaint merits further investigation. The Chief Compliance Officer will conduct a subsequent investigation to the extent and in the manner it deems appropriate. The Chief Compliance Officer may enlist employees of the Firm and outside legal, accounting and other advisors, as appropriate, to undertake the subsequent investigation. The Chief Compliance Officer or its designated representative will inform the Reporting Person of any remedial action taken in response to a Revised Complaint to the extent allowed by law, unless the complaint was submitted on an anonymous basis.

7.	Retention of Complaints. The Chief Compliance Officer will maintain all complaints received, tracking their receipt, investigation, and resolution. All complaints and reports will be maintained in accordance with the Firm’s confidentiality and document retention policies.

8.	Unsubstantiated Allegations. If a Reporting Person makes a complaint in good faith pursuant to this policy and any facts alleged therein are not confirmed by a subsequent investigation, no action will be taken against the Reporting Person. In submitting complaints, Reporting Persons should exercise due care to ensure the accuracy of the information reported. If, after an investigation, it is determined that a complaint is without substance or was made for malicious or frivolous reasons or otherwise submitted in bad faith, the Reporting Person could be subject to disciplinary action. Where alleged facts reported pursuant to this policy are found to be without merit or unsubstantiated: (i) the conclusions of the investigation will be made known to both the Reporting Person, unless the complaint was submitted on an anonymous basis, and, if appropriate, to the persons against whom any allegation was made in the complaint; and (ii) the allegations will be dismissed.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 19

9.	Reporting and Annual Review. The Chief Compliance Officer will submit periodic reports to the Chief Executive Officer of all complaints and any remedial actions taken in connection therewith. This policy will be reviewed annually by the Chief Compliance Officer, taking into account the effectiveness of this policy in promoting the reporting of Accounting Violations of the Firm, but with a view to minimizing improper complaint submissions and investigations.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 20

APPENDIX A

Reportable Securities Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:

DATE:

As provided in the Code of Ethics, if a Covered Person wants to purchase or sell a Reportable Security he/she must complete this form (if reporting of such security is unavailable in Star Compliance) and obtain the required approvals prior to investing. A Covered Person may not purchase or sell such security until he/she receives written permission from the Chief Compliance Officer (i.e., an approval e-mail). Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1.	Name of Issuer and Ticker Symbol:

2.	Purchase or Sale:

3.	Principal amount of transaction: # of shares/units:

4.	Equity or debt:

To the best of my knowledge, the information provided above is accurate and I am not predicating this transaction on the basis of having obtained any material non-public information.

I will notify the Chief Compliance Officer immediately of any material changes to the information provided above.

Signature:

Name:

Title:

Date:

Chief Compliance Officer Review

I approve the above pre-clearance request; such pre-clearance approval is valid for a period of 24 hours. I disapprove the above pre-clearance request.

Signature:

Name:

Title:

Date:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 21

APPENDIX B

IPO and Limited Offering Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:

DATE:

As provided in the Code of Ethics, if a Covered Person wants to participate in an IPO of a security, a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any IPO, private placement or limited partnership until he/she receives written permission from the Chief Compliance Officer. This form is to be used in the event the information cannot be entered into Star Compliance.

Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1.	Name of proposed investment: Date of investment:

2.	Nature of investment:

3.	Amount to be invested:	# of shares:	% ownership:

4.	Describe terms of investment:

Equity or debt?	Open-ended or specific maturity date?

Further investment contemplated?	Amount?

5.	Was this investment offered to you due to your affiliation with the Adviser or the Trust?

6.	Do you have a position as officer of the company or other duties in connection with the investment?

7.	Do you give investment advice to the company or any affiliate of the company? If so, please describe.

8.	Are you informed or consulted about investments made by the company? Describe:

9.	How frequently will you receive statements/communications regarding the investment?

10.	Is the company privately/publicly held?

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 22

11.	If privately held, are you aware of any plan to bring the company public?

12.	Have you informed the company that you are a "restricted person" in the event of an IPO of securities?

13.	Describe any connection(s) between the investment and the Adviser or the Trust:

14.	To your knowledge, are there any clients of the Adviser for whom this is an appropriate investment?

15.	Describe any client connections to this investment:

16.	Are you aware of any conflict between your duties at the Adviser and this investment?

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Adviser Chief Compliance Officer immediately of any material changes to the information provided above.

Signature:	Chief Compliance Officer Review

Name:	I approve the above pre-clearance request; such preclearance approval is valid for a period of 24 hours.

Title:	I disapprove the above pre-clearance request

Date:	Signature:	Title:

	Name:	Date:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 23

APPENDIX C

Covered Person Acknowledgement

I hereby acknowledge receipt of a copy of the Code of Ethics (the "Code") for Vident Investment Advisory, LLC (the "Adviser"), which I have read and understand fully. I agree to comply fully with all provisions of the Code, during the period of my employment with the Adviser, to the extent that such provisions apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or the failure to file reports, may subject me to disciplinary action including, potentially, termination of employment.

I hereby represent to the Adviser that the information that I have provided, as required by this Code, is a true, accurate, and complete list of all of my brokerage and trading accounts, and private placement holdings, specifying in reasonable detail all such accounts, with whom they are held, and the holdings and other investments, direct or indirect, of such accounts. I further agree that I will promptly, but in any event, within ten days, give written notice to the Chief Compliance Officer for the Adviser of any changes to the information that I have provided so that such information is at all times true, accurate, and complete. I further agree to provide monthly securities transactions confirmations and statements (or on a quarterly basis when monthly statements and confirmations are unavailable) to the Adviser, as applicable.

I have fully read the Code. I agree to be bound by the terms and conditions outlined in it.

Signature:

Name:

Title:

Date:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 24

APPENDIX D

Initial and Annual Disclosure Form for Covered Persons

PART I - DISCLOSURE OF EMPLOYEE ACCOUNT

I I do not maintain any Covered Accounts as defined in the Code of Ethics for Vident Investment Advisory, LLC.

Below is a list of all my Covered Accounts as defined in the Code. Check all that apply as to the Account Type.

(a) Direct Brokerage Account

I (1) I have full investment discretion on the account

I (2) I have full investment discretion on the account which I am managing for another person

I (3) I do not have investment discretion on the account (Investment discretion is 100% exercised by a broker, financial adviser, etc.). (Supporting Documentation in writing from third party management is required).

(b) ITrust Account

(c) IEmployee Stock Plan ("ESOP"), 401 (k) Plans, private placement or similar product that cannot be transferred to a brokerage account

(d) IOther (Please explain):

Name and address of Financial Institution (broker-dealer, bank, ESOP, 401(k) plan sponsors, etc.)	Account Name (indicate if any of the accounts are individually or jointly held.)	Account Type (a,b,c,d)	Account Number

PART II- DISCLOSURE OF COVERED SECURITIES HOLDINGS

I I do not maintain, have a financial interest, or influence/control the activities of any securities.

I Below is a list of all personal securities holdings for which I have direct or indirect beneficial ownership.

I Indicate by checking this box if you have already provided a copy of your most recent statement (not more than 45 days old) for each account listed below

Security (Include full name of issuer) and exchange ticker symbol (or Cusip) Number)	# of Shares and Principal Amount

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) excludes other transactions not required to be reported.

Signature:	Print Name:	Date:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 25

APPENDIX E

Sample Quarterly Transaction Report for Covered Persons in Liue of Statement

Below is a list of all transactions in Reportable Securities during the past quarter in which the undersigned had any direct or indirect beneficial interest.

Date of Transactions	Security and exchange ticker symbol (or Cusip Number)	Nature of transaction (e.g, Purchase or Sale)	Number of shares and principal amount	Price at which transaction was effected	Name of broker/dealer effecting transaction

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) excludes other transactions not required to be reported.

Signature:

Name:

Title:

Date:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 26

Vident Investment Advisory, LLC

IDENTITY THEFT PREVENTION PROGRAM

A.	OVERVIEW

The Firm’s objective is fourfold: to identify red flags, detect suspicious activity, prevent identity theft, and to regularly update the policy to reflect new or changing tactics in identity theft.

B.	IDENTIFYING POTENTIAL RED FLAGS

The Firm believes that there are four prominent areas for red flags. The Firm will monitor the categories below in the following manner:

▪	Suspicious Documents

The Firm will look for indications that documents are not genuine. Some practices include verifying that identification presented appears altered or forged; that the person presenting the identification matches the accompanying photo and/or physical description; that the information on the identification does not differ from what the person presenting it claims; and indications that any other documents have been altered, forged, or reassembled in any manner.

▪	Personal Identifying Information

The Firm will look for indications that personal identifying information is being used fraudulently and/or inappropriately. Some practices the Firm may employ include monitoring for inconsistent in information a customer has already submitted; spurious or fraudulent contact information such as invalid or inaccurate phone numbers or addresses; a Social Security number used by someone else opening an account; an address or phone number used by several people opening accounts; situations in which a person who omits required information on required documents and does not respond to notices that the document is incomplete; and situations in which a person cannot provide authenticating information, i.e. situations in which someone cannot answer a challenge question.

▪	Account Activity

The Firm will look for indications of irregular account activity. Some practices the Firm may employ include: monitoring accounts that suddenly act outside of established patterns; verifying if mail sent to an address on file is returned repeatedly as undeliverable although transactions continue to be conducted; and investigating if an account holder state that it is not regularly receiving statements by mail or email.

▪	Notice from Other Sources

The Firm will internally investigate if a client, a victim of identity theft, a law enforcement authority, or other individual or entity alerts the Firm to an instance of potential identity theft.

C.	DETECTING RED FLAGS

The Firm has designated the CCO to implement, supervise, and maintain the Identity Theft Prevention Program. The CCO will be responsible for:

a.	Initial implementation of the Program;
b.	Training employees;
c.	Regular testing of the Program’s safeguards;

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For new accounts, the Firm shall verify the identity of the person opening the account by requesting the individual’s name, address and other identification such as a Social Security Number or similar identification number and verifying it with government-issued identification.

For existing accounts, the Firm shall monitor transactions for indications of identity theft (examples of which are noted previously), continually confirm the identity of the person it deals with, and to verify the validity of change-of-address requests.

D.	PREVENTING AND MITIGATING IDENTITY THEFT

Options available to the Firm in the event of the presence of a red flag include, but are not limited to, the following:

•	Monitoring an account for evidence of identity theft
•	Contacting the account holder
•	Changing passwords, security codes, or other ways to access an account
•	Closing an existing account
•	Reopening an account with new account information
•	Not opening an account
•	Notifying law enforcement
•	Determining that no response is warranted under the particular circumstances

The Firm recognizes that a particular case may warrant using one of these options, several of them, or another response altogether.

E.	UPDATING THE PROGRAM

The Firm recognizes that new red flags may emerge over time, and, as such, it will regularly evaluate and update the Identity Theft Prevention Program as needed no less than annually.

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CYBERSECURITY PROGRAM

DEFINITION

The use of the term “company” is in reference to the following organization: Vident Investment Advisory, LLC.

INTRODUCTION

This Cyber Security Policy is a formal set of rules by which those people who are given access to company technology and information assets must abide.

The Cyber Security Policy serves several purposes. The main purpose is to inform company users: employees, contractors and other authorized users of their obligatory requirements for protecting the technology and information assets of the company. The Cyber Security Policy describes the technology and information assets that we must protect and identifies many of the threats to those assets.

The Cyber Security Policy also describes the user’s responsibilities and privileges. What is considered acceptable use? What are the rules regarding Internet access? The policy answers these questions, describes user limitations and informs users there will be penalties for violation of the policy. This document also contains procedures for responding to incidents that threaten the security of the company computer systems and network.

PROGRAM DETAILS

The Firm has designated the CCO to implement, supervise, and maintain the Cyber Security Program. The CCO has designated a “Security Administrator” to be responsible for:

a)	Initial implementation of the Cyber Security Program;
b)	Training employees;
c)	Regular testing of the Cyber Security Program’s safeguards;
d)	Evaluating the ability of each of our third-party service providers to implement and maintain appropriate security measures for the personal information to which we have permitted them access, and requiring such third party service providers by contract to implement and maintain appropriate security measures.
e)	Reviewing the scope of the security measures in the Cyber Security Program at least annually, or whenever there is a material change in our business practices that may implicate the security or integrity of records containing personal information.
f)	Conducting an annual training session for all owners, managers, employees and independent contractors, including temporary and contract employees who have access to personal information on the elements of the Cyber Security Program. All attendees at such training sessions are required to certify their attendance at the training, and their familiarity with the firm’s requirements for ensuring the protection of personal information.

WHAT ARE WE PROTECTING

It is the obligation of all users of the company systems to protect the technology and information assets of the company. This information must be protected from unauthorized access, theft and destruction. The technology and information assets of the company are made up of the following components:

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•	Computer hardware, CPU, disc, Email, web, application servers, PC systems, application software, system software, etc.
•	System Software including: operating systems, database management systems, and backup and restore software, communications protocols, and so forth.
•	Application Software: used by the various departments within the company. This includes custom written software applications, and commercial off the shelf software packages.
•	Communications Network hardware and software including: routers, routing tables, hubs, modems, multiplexers, switches, firewalls, private lines, and associated network management software and tools.

CLASSIFICATION OF INFORMATION

User information found in computer system files and databases shall be classified as either confidential or non- confidential. The company shall classify the information controlled by them. The Chief Compliance Officer is required to review and approve the classification of the information and determine the appropriate level of security to best protect it. Furthermore, the Security Administrator shall classify information controlled by units not administered by a control or access person.

DEFINITIONS

Externally accessible to public. The system may be accessed via the Internet by persons outside of the company without a logon id or password. The system may be accessed via dial-up connection without providing a logon id or password. It is possible to “ping” the system from the Internet. The system may or may not be behind a firewall. A public Web Server is an example of this type of system.

Non-Public, Externally accessible. Users of the system must have a valid logon id and password. The system must have at least one level of firewall protection between its network and the Internet. The system may be accessed via the Internet or the private Intranet. A private FTP server used to exchange files with business partners is an example of this type of system.

Internally accessible only. Users of the system must have a valid logon id and password. The system must have at least two levels of firewall protection between its network and the Internet. The system is not visible to Internet users. It may have a private Internet (non-translated) address and it does not respond to a “ping” from the Internet. A private intranet Web Server is an example of this type of system.

Security Administrator. Nate McCray is designated as the Security Administrator for the Firm.

THREATS TO SECURITY

Identification of Risks and Cybersecurity Governance

To combat internal risks to the security, confidentiality, and/or integrity of any electronic records containing personal information, and evaluating and improving, where necessary, the effectiveness of the current safeguards for limiting such risks, the following measures are mandatory and are effective immediately. The company has identified the following risks that are present to its business as well as procedures to help mitigate those risks:

Internal Threats

1.)	A copy of the most current Cyber Security Program must be distributed to each employee at onboarding and annually

2.)	There must be training of employees on the detailed provisions of the Cyber Security Program at onboarding and annually.

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3.)	Access to records containing client’s personal information shall be limited to those persons who are reasonably required to know such information and access to this information must be limited to business hours, unless an employee receives approval for an exception.

4.)	All security measures shall be reviewed at least annually, or whenever there is a material change in our business practices that may reasonably implicate the security or integrity of records containing personal information.

5.)	Terminated employees must return all records containing personal information, in any form, that may at the time of such termination be in the former employee’s possession (including all such information stored on laptops or other portable devices or media, and in files, records, work papers, etc.)

6.)	A terminated employee’s physical and electronic access to personal information must be immediately blocked. Such terminated employee shall be required to surrender all keys, IDs or access codes or badges, business cards, and the like, that permit access to the firm’s premises or information. Moreover, such terminated employee’s remote electronic access to personal information must be disabled; his/her voicemail access, e-mail access, internet access, and passwords must be invalidated. The CCO, or CCO designee, shall maintain a highly secured master list of all lock combinations, passwords and keys.

7.)	Current employees’ user ID’s and passwords must be changed periodically.

8.)	Employees are encouraged to report any suspicious or unauthorized use of customer information.

9.)	Employees are prohibited from keeping open files containing personal information on their computer screen when they are not at their desks.

10.)	Employees must not share login information with co-workers.

11.)	All computer assets will be physically secure, so that only staff with appropriate need can access.

External Threats

1.)	The Firm will maintain reasonably up-to-date firewall protection and operating system security patches, reasonably designed to maintain the integrity of the personal information, installed on all systems processing personal information.

2.)	The Firm will maintain reasonably up-to-date versions of system security agent software which must include malware protection and reasonably up-to-date patches and virus definitions, installed on all systems processing personal information.

3.)	To the extent technically feasible, all personal information stored on pre-approved portable devices, such as laptops or tablets, must be encrypted, as must all records and files transmitted across public networks or wirelessly, to the extent technically feasible.

4.)	All computer systems must be monitored for unauthorized use of or access to personal information.

Amateur Hackers and Vandals.

These people are the most common type of attackers on the Internet. The probability of attack is extremely high and there is also likely to be a large number of attacks. These are usually crimes of opportunity. These amateur hackers are scanning the Internet and looking for well-known security holes that have not been plugged. Web servers and electronic mail are their favorite targets. Once they find a weakness they will exploit it to plant viruses, Trojan horses, or use the resources of your system for their own means. If they do not find an obvious weakness they are likely to move on to an easier target.

Criminal Hackers and Saboteurs.

The probability of this type of attack is low, but not entirely unlikely given the amount of sensitive information contained in databases. The skill of these attackers is medium to high as they are likely to be trained in the use of the latest hacker tools. The attacks are well planned and are based on any weaknesses discovered that will allow a foothold into the network.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 31

User Responsibilities

This section establishes usage policy for the computer systems, networks and information resources of the office. It pertains to all employees and contractors who use the computer systems, networks, and information resources as business partners, and individuals who are granted access to the network for the business purposes of the company.

Acceptable Use

User accounts on company computer systems are to be used only for business of the company and not to be used for personal activities. Unauthorized use of the system may be in violation of the law, constitutes theft and can be punishable by law. Therefore, unauthorized use of the company computing system and facilities may constitute grounds for either civil or criminal prosecution.

•	Users are personally responsible for protecting all confidential information used and/or stored on their accounts. This includes their logon IDs and passwords. Furthermore, they are prohibited from making unauthorized copies of such confidential information and/or distributing it to unauthorized persons outside of the company.

•	Users shall not purposely engage in activity with the intent to: harass other users; degrade the performance of the system; divert system resources to their own use; or gain access to company systems for which they do not have authorization.

•	Users shall not attach unauthorized devices on their PCs or workstations, unless they have received specific authorization from the employees’ manager and/or the company IT designee.

•	Users shall not download unauthorized software from the Internet onto their PCs or workstations.

•	Users are required to report any weaknesses in the company computer security, any incidents of misuse or violation of this policy to their immediate supervisor.

Use of the Internet

The company will provide Internet access to employees and contractors who are connected to the internal network and who has a business need for this access. Employees and contractors must obtain permission from their supervisor and file a request with the Security Administrator.

The Internet is a business tool for the company. It is to be used for business-related purposes such as: communicating via electronic mail with suppliers and business partners, obtaining useful business information and relevant technical and business topics.

The Internet service may not be used for transmitting, retrieving or storing any communications of a discriminatory or harassing nature or which are derogatory to any individual or group, obscene or pornographic, or defamatory or threatening in nature for “chain letters” or any other purpose which is illegal or for personal gain.

Monitoring Use of Computer Systems

The company has the right and capability to monitor electronic information created and/or communicated by persons using company computer systems and networks, including e-mail messages and usage of the Internet. It is not the company policy or intent to continuously monitor all computer usage by employees or other users of the company computer systems and network. However, users of the systems should be aware that the company may monitor usage, including, but not limited to, patterns of usage of the Internet (e.g. site accessed, on-line length, time of day access), and employees’ electronic files and messages to the extent necessary to ensure that the Internet and other electronic communications are being used in compliance with the law and with company policy.

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Access Control

A fundamental component of our Cyber Security Policy is controlling access to the critical information resources that require protection from unauthorized disclosure or modification. The fundamental meaning of access control is that permissions are assigned to individuals or systems that are authorized to access specific resources. Access controls exist at various layers of the system, including the network. Access control is implemented by logon ID and password. At the application and database level, other access control methods can be implemented to further restrict access. The application and database systems can limit the number of applications and databases available to users based on their job requirements.

User System and Network Access – Normal User Identification

All users will be required to have a unique logon ID and password for access to systems. The user’s password should be kept confidential and MUST NOT be shared with management or supervisory personnel and/or any other employee whatsoever. All users must comply with the following rules regarding the creation and maintenance of passwords:

•	Password must not be found in any English or foreign dictionary. That is, do not use any common name, noun, verb, adverb, or adjective. These can be easily cracked using standard “hacker tools”.
•	Passwords should not be posted on or near computer terminals or otherwise be readily accessible in the area of the terminal.
•	Password must be changed every seventy two (72) of days.
•	User accounts will be frozen after four (4) failed logon attempts.
•	Logon IDs and passwords will be suspended after thirty (30) days without use.

Users are not allowed to access password files on any network infrastructure component. Password files on servers will be monitored for access by unauthorized users. Copying, reading, deleting or modifying a password file on any computer system is prohibited.

Users will not be allowed to logon as a System Administrator. Users who need this level of access to production systems must request a Special Access account as outlined elsewhere in this document.

Employee Logon IDs and passwords will be deactivated as soon as possible if the employee is terminated, fired, suspended, placed on leave, or otherwise leaves the employment of the company office.

Supervisors / Managers shall immediately and directly contact the company Chief Compliance Officer to report change in employee status that requires terminating or modifying employee logon access privileges.

Employees who forget their password must call the IT department to get a new password assigned to their account.

Employees will be responsible for all transactions occurring during Logon sessions initiated by use of the employee’s password and ID. Employees shall not logon to a computer and then allow another individual to use the computer or otherwise share access to the computer systems.

System Administrator Access

System Administrators, network administrators, and security administrators will have (type of access) access to host systems, routers, hubs, and firewalls as required to fulfill the duties of their job.

All system administrator passwords will be DELETED immediately after any employee who has access to such passwords is terminated, fired, or otherwise leaves the employment of the company.

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Special Access

Special access accounts are provided to individuals requiring temporary system administrator privileges in order to perform their job. These accounts are monitored by the company and require the permission of the user’s company IT Manager. Monitoring of the special access accounts is done by entering the users into a specific area and periodically generating reports to management. The reports will show who currently has a special access account, for what reason, and when it will expire. Special accounts will expire in seven (7) days and will not be automatically renewed without written permission.

Connecting to Third-Party Networks

This policy is established to ensure a secure method of connectivity provided between the company and all third-part companies and other entities required to electronically exchange information with company. “Third-party” refers to vendors, consultants and business partners doing business with company, and other partners that have a need to exchange information with the company. Third-party network connections are to be used only by the employees of the third-party, only for the business purposes of the company. The third- party company will ensure that only authorized users will be allowed to access information on the company network. The third-party will not allow Internet traffic or other private network traffic to flow into the network. A third-party network connection is defined as one of the following connectivity options:

•	A network connection will terminate within twenty four (24) hours and the third-party will be subject to standard company authentication rules.

This policy applies to all third-party connection requests and any existing third-party connections. In cases where the existing third-party network connections do not meet the requirements outlined in this document, they will be re-designed as needed.

All requests for third-party connections must be made by submitting a written request and be approved by the company.

Connecting Devices to the Network

Only authorized devices may be connected to the company network(s). Authorized devices include PCs and workstations owned by company that comply with the configuration guidelines of the company. Other authorized devices include network infrastructure devices used for network management and monitoring.

Users shall not attach to the network: non-company computers that are not authorized, owned and/or controlled by company. Users are specifically prohibited from attaching unauthorized storage devices to the company network.

NOTE: Users are not authorized to attach any device that would alter the topology characteristics of the Network or any unauthorized storage devices, e.g. thumb drives and writable CD’s.

Remote Access

Only authorized persons may remotely access the company network. Remote access is provided to those employees, contractors and business partners of the company that have a legitimate business need to exchange information, copy files or programs, or access computer applications. Authorized connection can be remote PC to the network or a remote network to company network connection. The only acceptable method of remotely connecting into the internal network is using a secure ID.

Unauthorized Remote Access

The attachment of any device to a user’s PC or workstation that is connected to the company LAN is not allowed without the written permission of the company. Additionally, users may not install personal software designed to provide remote control of the PC or workstation. This type of remote access bypasses the authorized highly secure methods of remote access and poses a threat to the security of the entire network.

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Penalty for Security Violation

The company takes the issue of security seriously. Those people who use the technology and information resources of company must be aware that they can be disciplined if they violate this policy. Upon violation of this policy, an employee of company may be subject to discipline up to and including discharge. The specific discipline imposed will be determined by a case-by-case basis, taking into consideration the nature and severity of the violation of the Cyber Security Policy, prior violations of the policy committed by the individual, state and federal laws and all other relevant information. Discipline which may be taken against an employee shall be administrated in accordance with any appropriate rules or policies and the company Policy Manual.

In a case where the accused person is not an employee of company the matter shall be submitted to the Chief Compliance Officer. The Chief Compliance Officer may refer the information to law enforcement agencies and/or prosecutors for consideration as to whether criminal charges should be filed against the alleged violator(s).

Security Incident Handling Procedures

This section provides some policy guidelines and procedures for handling security incidents. The term “security incident” is defined as any irregular or adverse event that threatens the security, integrity, or availability of the information resources on any part of the company network. Some examples of security incidents are:

•	Illegal access of a company computer system. For example, a hacker logs onto a production server and copies the password file.
•	Damage to a company computer system or network caused by illegal access. Releasing a virus or worm would be an example.
•	Denial of service attack against a company web server. For example, a hacker initiates a flood of packets against a Web server designed to cause the system to crash.
•	Malicious use of system resources to launch an attack against other computer outside of the company network. For example, the system administrator notices a connection to an unknown network and a strange process accumulating a lot of server time.

Employees, who believe their terminal or computer systems have been subjected to a security incident, or has otherwise been improperly accessed or used, should report the situation to their supervisor immediately. The supervisor will inform the Business Manager, Senior Management and Compliance (collectively “the Response Team”). The employee shall not turn off the computer or delete suspicious files. Leaving the computer in the condition it was in when the security incident was discovered will assist in identifying the source of the problem and in determining the steps that should be taken to remedy the problem.

An analysis of the incident will be conducted. The following table provides information impact categories that may describe the extent of information compromise that occurred during the incident.

Information Impact Categories

Category	Definition

None	No information was exfiltrated, changed, deleted, or otherwise compromised.

Privacy Breach	Sensitive personally identifiable information of Clients, employees, beneficiaries, etc. was accessed or exfiltrated.

Proprietary Breach	Unclassified proprietary information, such as protected critical infrastructure information, was accessed or exfiltrated.

Integrity Loss	Sensitive or proprietary information was changed or deleted.

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The Response Team will analyze and prioritize the incident response according to the impact category listed above. For all categories above except ‘None’ the Response Team will evaluate whether to engage legal counsel and/or notify law enforcement, regulatory agencies or reaching out to third party IT support.

VIA will generate an incident report of any threats that the Firm’ have experienced and the impact to the business that will include:

Upon discovery or notification of a threat or attack, the following information will be gathered:

•	Name and Contact of person making the notification
•	Date and Time of notification
•	Date and Time Incident occurred (if known)

During investigation of the incident, key elements to be documented include:

•	Source of the attack
•	Systems accessed
•	Information extracted or compromised
•	Security of sensitive client or firm information

Additional information as applicable to be documented:

•	An incident description covering the extent of losses incurred, customer information accessed, or firm services impacted. The date of the incident; the date the incident was discovered and the remediation for such incident.
•	Descriptions of any malware that was detected on one or more firm devices.
•	Instances when access to a firm web site or network resource was blocked or impaired by a denial of service attack. The service affected, and the nature and length of the impairment should be identified.
•	Impairment of a critical firm web or network resource due to a software or hardware malfunction, and how it was remediated.
•	The use by an employee or other authorized user of the Company’s network resulting in the misappropriation of funds, securities, sensitive customer or firm information, or damage to the firm’s network or data.

For each situation, the exact circumstances, the persons and Clients involved and the mitigating measures that were taken will be described in detail in an Incident Response Report. Compliance will keep a copy of all communications exchanged and of all letters sent.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 36

EXHIBITS

Vident Investment Advisory, LLC

EXHIBIT A

TIME PERIODS FOR RECORD RETENTION

Required Documents		Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
1.	Corporate books and records. [Advisers Act Rule 204- 2(e)(2)] a. Articles of Incorporation b. By-Laws c. Minute Books d. Stock Certificate Books	Life of entity + 3 years	Compliance Officer	Compliance Officer

2.	Organizational chart, personnel directory and description of the functions and duties of each department and staff. [Best Practices]	6 years	Compliance Officer	Compliance Officer

3.

Written policies and procedures, including:

a.     Compliance Policies and Procedures under Rule 206(4)-7

b.     Previously in effect insider trading policies and procedures

c.     Previously in effect privacy policies and procedures

d.    Previously in effect proxy voting policies and procedures. [Best Practices and Advisers Act Rule 206(4)-7].

		6 years	Compliance Officer	Compliance Officer

4.

Records of personal securities transactions in which the Firm or its Employees (including Access Persons) have direct or indirect beneficial ownership or interest.

a.     initial and annual holdings reports and quarterly transaction reports;

b.     a record of the names of persons who are or were in the past five years Access Persons of the Firm;

c.     records of any decisions to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering. [(Advisers Act Rule 204A-1]

		5 years	Compliance Officer	Compliance Officer

5.	Documents evidencing registration status of the Firm with the SEC. [Best Practices]	Life of entity + 3 years	Compliance Officer	Compliance Officer

6.	Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD. [Advisers Act Rule 204- 2(a)(14)]	Life of entity + 3 years	Compliance Officer	Compliance Officer

7.	Notices or other communications made to states, as applicable. [Best Practices]	Life of entity + 3 years	Compliance Officer	Compliance Officer

8.	Copy of each composite Part 2 of Form ADV (or separate disclosure document or brochure) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part 2 of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]	5 years	Compliance Officer	Compliance Officer

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 37

Required Documents		Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
9.

Copies of contracts and related documents.

a.     Investment management agreements.

b.    Any other documents reflecting the granting to the Firm power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

c.     Solicitation Agreements. [Advisers Act Rule 206(4)- 3]

d.     Any other contracts relating to the business of the Firm. [Advisers Act Rule 204-2(a)(10)]

		5 years	Compliance Officer	Compliance Officer

10.	Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins or other communications circulated to ten or more persons and supporting documentation for recommendations therein for the purchase or sale of specific securities. [Advisers Act Rule 204-2(a)(11)]	5 years	Marketing and/or Marketing Support and/or Chief Compliance Officer	Compliance Officer

11.	All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to ten or more persons. [Advisers Act Rule 204- 2(a)(16)]	5 years from the end of the fiscal year during which the information was last published	Chief Compliance Officer	Chief Compliance Officer

12.

Documents relating to third-party solicitors.

a.     Cash solicitation agreements with third-party solicitors.

b.     Disclosure statements of third-party solicitors.

c.     Written acknowledgments of receipt obtained from Clients.

d.     List of third-party solicitors with whom the Firm has contracted.

e.     List of accounts obtained by each third-party solicitor. [Advisers Act Rule 204-2(a)(15)]

		5 years	Compliance Officer	Compliance Officer

13.	Financial books and records.

a.     Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

b.     General and auxiliary ledgers. [Advisers Act Rule 204-2(a)(2)]

c.     Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

d.     All bills or statements relating to the Firm’s business. [Advisers Act Rule 204- 2(a)(5)]

e.     All trial balances, financial statements, and internal audit work papers relating to the business of the Firm. [Advisers Act Rule 204-2(a)(6)]

f.      List of and documentation of loans to the Firm, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4 and Best Practices]

		5 years	Accounting	Accounting

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 38

Required Documents		Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
14.

Portfolio management and trading records, including:

a.     Memoranda of each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation; (2) the portfolio manager who recommended the transaction; (3) the person who placed such order; (4) the account for which the order was placed; (5) the date of entry; (6) the bank or broker-dealer through which the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204- 2(a)(3)]

b.     Originals of all written communications received and copies of all written communications sent by the Firm relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. [Advisers Act Rule 204-2(a)(7)]

c.     Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204-2(c)(1)]

d.     For each security in which a Client holds a position, information from which the Firm can promptly furnish the Client names and the number of shares they hold in such security. [Advisers Act Rule 204- 2(c)(2)]

		5 years	Traders/Trading Assistants	Chief Compliance Officer

15.	List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any Client. [Advisers Act Rule 204-2(a)(8)]	5 years	Chief Compliance Officer	Chief Compliance Officer

16.	File of Client complaints. [Best Practices]	5 years	Compliance Officer	Compliance Officer

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 39

Required Documents		Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
17.

Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]

a.     Copies of custody agreements.

b.     List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

c.     Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

d.    Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

e.    Copies of confirmations of all transactions effected by or for such Clients.

f.     Record for each security in which any Client may have a position reflecting the name of the Client, the amount of his interest and the location of the security.

		5 years	Compliance Officer	Compliance Officer

18.	Copies of Exchange Act Ownership Reports. a. Schedules 13G and 13D, Forms 13F.. b. Forms 3, 4 and 5.	Life of entity + 3 years	Compliance Officer	Compliance Officer

19.	A copy of each annual privacy notice delivered to Clients and a record of the date on which it was delivered. [Regulation SP]	5 years	Compliance Officer	Compliance Officer

20.

Documents related to the maintenance and implementation of compliance policies and procedures in this Manual, including:

a.     A copy of the Firm’s policies and procedures, and

b.    Any records documenting the Firm’s annual review of those policies and procedures. [Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

		5 years	Compliance Officer	Compliance Officer

21.

Documents related to the maintenance and implementation of a Code of Ethics, including:

a.    A copy of the Firm’s Code that is in effect, or at any time within the past five years was in effect;

b.    A record of any violation of the Code, and of any action taken as a result of the violation; and

c.    A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Firm. [Advisers Act Rule 204-2(a)(12)]

d.    All quarterly and annual Personal Trading records as required under Section Personal Account Trading in Code of Ethics section of this manual. A copy of each report made pursuant to this Code and brokerage statements submitted on behalf of Access Persons will be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser;

e.    A list of all Access Persons who are required, or within the past five years have been required, to submit reports under the Code will be maintained in an easily accessible place;

f.     A record of persons responsible for reviewing reports submitted pursuant to the Code; and

g.    A record of any report furnished to the Funds’ Board of Trustees will be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser.

		5 years	Compliance Officer	Compliance Officer

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 40

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
22.

Records related to proxy voting, including:

a.    Copies of proxy voting policies and procedures;

b.    Copies or records of each proxy statement received with respect to the securities of Clients for whom the Firm exercises voting authority (the Firm may rely on EDGAR as repository of proxy statements filed there);

c.    A record of each vote cast;

d.    Records pertaining to the Firm’s decision on the vote;

e.     A record of each written Client request for proxy voting information; and

f.     Copies of all written responses by the Firm to written or oral Client requests for proxy voting information. [Advisers Act Rule 206(4)-6]

	5 years	Chief Compliance Officer	Chief Compliance Officer

23.

Compliance records under this Manual, including, for example:

a.     Memoranda, if any, of investigations of potential insider trading; and

b.    Memoranda, if any, of investment opportunities, IPOs or private placements for which approval was sought under Code of Ethics.

	5 years	Compliance Officer	Compliance Officer

24.

Amended rule 204-2 requires registered advisers that provide investment advisory services to a government entity, or to a covered investment pool in which a government entity is an investor, to make and keep records of contributions made by the adviser and covered associates to government officials (including candidates), and of payments to state or local political parties and PACs.

a)    The adviser’s records of contributions and payments must be listed in chronological order identifying each contributor and recipient;

b)    The amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions.

c)    An adviser that has government clients is required to make and keep a list of its covered associates and the government entities to which the adviser has provided advisory services in the past five years.

	5 years	Compliance Officer	Compliance Officer

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 41

EXHIBIT B

RED FLAG IDENTIFICATION AND DETECTION GRID

Red Flag	Detecting the Red Flag

Category: Alerts, Notifications or Warnings from a Consumer Credit Reporting Agency

1. A fraud or active duty alert is included on a consumer credit report.	Will verify that the fraud or active duty alert covers an applicant or customer and review the allegations in the alert.

2. A notice of credit freeze is given in response to a request for a consumer credit report.	Will verify that the credit freeze covers an applicant or customer and review the freeze.

3. A notice of address or other discrepancy is provided by a consumer credit reporting agency.	Will verify that the notice of address or other discrepancy covers an applicant or customer and review the address discrepancy.

4. A consumer credit report shows a pattern inconsistent with the person’s history, such as a big increase in the volume of inquiries or use of credit, especially on new accounts; an unusual number of recently established credit relationships; or an account closed because of an abuse of account privileges.	Will verify that the consumer credit report covers an applicant or customer, and review the degree of inconsistency with prior history.

Category: Suspicious Documents

5. Identification presented looks altered or forged.	Staff who are in contact with customers and their supervisors will scrutinize identification presented in person to make sure it is not altered or forged.

6. The identification presenter does not look like the identification’s photograph or physical description.	Staff who are in contact with customers and their supervisors will ensure that the photograph and the physical description on the identification match the person presenting it.

7. Information on the identification differs from what the identification presenter is saying.	Staff who are in contact with customers and their supervisors will ensure that the identification and the statements of the person presenting it are consistent.

8. Information on the identification does not match other information our firm has on file for the presenter, like the original account application, signature card or a recent check.	Staff who are in contact with customers and their supervisors will ensure that the identification presented and other information we have on file from the account, such as [describe the information] are consistent.

9. The application looks like it has been altered, forged or torn up and reassembled.	Staff who are in contact with customers and their supervisors will scrutinize each application to make sure it is not altered, forged, or torn up and reassembled.

Category: Suspicious Personal Identifying Information

10. Inconsistencies exist between the information presented and other things we know about the presenter or can find out by checking readily available external sources, such as an address that does not match a consumer credit report, or the Social Security Number (SSN) has not been issued or is listed on the Social Security Administration's (SSA’s) Death Master File.	Staff will check personal identifying information presented to us to ensure that the SSN given has been issued but is not listed on the SSA’s Master Death File. If a consumer credit report is received, they will check to see if the addresses on the application and the consumer report match.

11. Inconsistencies exist in the information that the customer gives us, such as a date of birth that does not fall within the number range on the SSA’s issuance tables.	Staff will check personal identifying information presented to us to make sure that it is internally consistent by comparing the date of birth to see that it falls within the number range on the SSA’s issuance tables

12. Personal identifying information presented has been used on an account our firm knows was fraudulent.	Staff will compare the information presented with addresses and phone numbers on accounts or applications we found or were reported were fraudulent.

13. Personal identifying information presented suggests fraud, such as an address that is fictitious, a mail drop, or a prison; or a phone number is invalid or is for a pager or answering service.	Staff will validate the information presented when opening an account by looking up addresses on the Internet to ensure they are real and not for a mail drop or a prison and will call the phone numbers given to ensure they are valid and not for pagers or answering services.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 42

14. The SSN presented was used by someone else opening an account or other customers.	Staff will compare the SSNs presented to see if they were given by others opening accounts or other customers.

15. The address or telephone number presented has been used by many other people opening accounts or other customers.	Staff will compare address and telephone number information to see if they were used by other applicants and customers.

16. A person who omits required information on an application or other form does not provide it when told it is incomplete.	Staff will track when applicants or customers have not responded to requests for required information and will follow up with the applicants or customers to determine why they have not responded.

17. Inconsistencies exist between what is presented and what our firm has on file.	Staff will verify key items from the data presented with information we have on file.

18. A person making an account application or seeking access cannot provide authenticating information beyond what would be found in a wallet or consumer credit report, or cannot answer a challenge question.	Staff will authenticate identities for existing customers by asking challenge questions that have been prearranged with the customer and for applicants or customers by asking questions that require information beyond what is readily available from a wallet or a consumer credit report.

Category: Suspicious Account Activity

19. Soon after our firm gets a change of address request for an account, we are asked to add additional access means (such as debit cards or checks) or authorized users for the account.	Will verify change of address requests by sending a notice of the change to both the new and old addresses so the customer will learn of any unauthorized changes and can notify us.

20. A new account exhibits fraud patterns, such as where a first payment is not made or only the first payment is made, or the use of credit for cash advances and securities easily converted into cash.	Will review new account activity to ensure that first and subsequent payments are made, and that credit is primarily used for other than cash advances and securities easily converted into cash.

21. An account develops new patterns of activity, such as nonpayment inconsistent with prior history, a material increase in credit use, or a material change in spending or electronic fund transfers.	Will review our accounts on at least a monthly basis and check for suspicious new patterns of activity such as nonpayment, a large increase in credit use, or a big change in spending or electronic fund transfers.

22. An account that is inactive for a long time is suddenly used again.	Will review our accounts on at least a monthly basis to see if long inactive accounts become very active.

23. Mail our firm sends to a customer is returned repeatedly as undeliverable even though the account remains active.	Will note any returned mail for an account and immediately check the account’s activity.

24. We learn that a customer is not getting his or her paper account statements.	Will record on the account any report that the customer is not receiving paper statements and immediately investigate them.

25. We are notified that there are unauthorized charges or transactions to the account.	Will verify if the notification is legitimate and involves a firm account, and then investigate the report.

Category: Notice from Other Sources

26. We are told that an account has been opened or used fraudulently by a customer, an identity theft victim, or law enforcement.	Will verify that the notification is legitimate and involves a firm account, and then investigate the report.

We learn that unauthorized access to the customer’s personal information took place or became likely due to data loss (e.g., loss of wallet, birth certificate, or laptop), leakage, or breach.	Will contact the customer to learn the details of the unauthorized access to determine if other steps are warranted.

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 43

EXHIBIT C

CERTIFICATION AND ACKNOWLEDGMENT OF RECEIPT

Vident Investment Advisory, LLC

I acknowledge and certify that I have received a copy of VIA’s Policies and Procedures Manual and Code of Ethics. I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Policies and Procedures Manual and Code of Ethics and to abide by those policies and procedures.

Employee Name (Please Print)	Employee Signature

Date

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 44

EXHIBIT D

DUPLICATE ACCOUNT STATEMENT AND TRADE CONFIRMATION REQUEST LETTER

[EMPLOYEE NAME]
[EMPLOYEE ADDRESS]
[CITY, STATE, ZIP]

[DATE]

[BROKERAGE FIRM]

[BROKERAGE FIRM ADDRESS]

[CITY, STATE, ZIP]

Re: Duplicate Statement Request

Dear Customer Service:

I am an employee of Vident Investment Advisory, LLC which an Investment Advisory Firm. The Firm’s Code of Ethics requires that personal employee trades placed within all employee-controlled accounts, be monitored for adherence to the Code. As such, please send duplicate statements and confirmations to Vident Investment Advisory, LLC’s compliance consultants at:

Gordian Compliance Solutions

Re: Vident Investment Advisory, LLC
235 Montgomery Street, Suite 1120
San Francisco, CA 94104

For the following account(s):

Account Title	Account #

Please note that this request is not made pursuant to rule 3050, so a “407 letter” is not required. Should there be any questions regarding this matter, please do not hesitate to contact me. Thank you for your attention to this matter.

Sincerely,

[EMPLOYEE NAME]

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 45

EXHIBIT E

DISCLOSURE OF SOCIAL MEDIA ACCOUNTS

All social media accounts must be disclosed to the compliance officer of Vident Investment Advisory, LLC (“VIA” or the “Firm”) within 10 days of acceptance of employment and annually thereafter. Accounts that must be disclosed include:

•	Any account owned, operated, or in regards to an employee of VIA.
•	Accounts for any outside business activity owned, operated, or for the benefit of an employee of VIA.

Requirements for Outside Accounts

Upon acceptance of employment with the Firm, each employee is required to notify the compliance officer in writing of any/all accounts by completing this form.

Request for Archive Records

If required by the Firm, Gordian Compliance will initiate the process for archiving records of your social media accounts.

Review of Account Activity

Upon receipt of notification and subsequent approval of accounts, Gordian Compliance and the firm’s compliance officer will be responsible for monitoring and closely reviewing any/all activity within the account. The monitoring of such accounts will occur by viewing the accounts online and/or reviewing archived material.

Acknowledgement and Consent

I hereby attest that I have read and understand the aforementioned policies involving Employee social media accounts. I affirm that I have disclosed all accounts and that I have provided all necessary documentation as prescribed in the Firm’s compliance manual and in this disclosure document:

☐ No social media accounts to disclose.

Employee’s Signature:

Print Name of Employee:	Date:

Please complete the information below:

Name of Social Media Site	Email associated with the account	Name on the Account

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 46

EXHIBIT F

WHISTLEBLOWER COMPLAINT FORM

Vident Investment Advisory, LLC

General Instructions:

An employee of the Firm who is reporting questionable accounting or auditing matters of the Adviser may or may not do so on an anonymous basis, at his/her sole discretion. A non-Employee’s complaint might not be reviewed if he fails to complete Part I(3) of this complaint form.

Please be advised that federal law prohibits the Adviser, as well as its officers, employees, or agents, from discharging, demoting, suspending, threatening, harassing, or otherwise discriminating against anyone who in good faith reports illegal activities of the Adviser.

Part I

1.	☐	I would like to discuss this matter with the Chief Executive Officer.

2.	☐	I am an Employee or officer of the Adviser and wish to remain anonymous.

3.	☐	I hereby authorize the disclosure of my identity if the Chief Compliance Officer reasonably believes it is necessary or appropriate (see General Instructions above).

Name:

Address:

Telephone Number:

E-Mail:

Part II

1.	Summary Description of Alleged Violation:

2.	Alleged Violation is: ☐ Ongoing ☐ Completed ☐ Unclear whether ongoing or completed

3.	Department(s) suspected of alleged violation, if applicable:

4.	Individual(s) suspected of alleged violation, if applicable:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 47

5.	Describe all relevant facts of the alleged violation:

6.	Describe how you became aware of the alleged violation:

7.	Describe any steps taken to address the alleged violation prior to submitting this complaint, if any:

8.	Who, if anyone, may be harmed or affected by this violation:

Vident Investment Advisory, LLC Policies and Procedures Manual – Page 48